Exhibit 99.1

DATALINK CORPORATION

AUDIT COMMITTEE CHARTER

(Revised November 12, 2004)

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Datalink Corporation (the “Company”) designed to monitor (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company’s internal controls and (3) the independence and performance of the Company’s independent registered public accounting firm.

I.                                         Roles and Responsibilities.

A.                                    Maintenance of Charter.  The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

B.                                    Responsibilities Regarding Independent Registered Public Accounting Firm.  The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  Each such independent registered public accounting firm must report directly to the Committee.

C.                                    Complaints.  The Audit Committee shall establish procedures for:

(i)                                     The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;  and

(ii)                                  The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

D.                                    Authority to Engage Advisers.  The Audit Committee has the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

E.                                      Funding.  The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of:

(i)                                     Compensation to any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(ii)                                  Compensation to any advisers employed by the Audit Committee under paragraph D above;  and

(iii)                               Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

F.                                      Financial Reporting.  In consultation with the Company’s independent registered public accounting firm, the Committee shall review the Company’s financial statements and make recommendations to the Board regarding the adequacy thereof.  In particular, the Committee shall:

With respect to the Annual Financial Statements:

•                                          Review and discuss the Company’s audited financial statements with management and with the Company’s independent registered public accounting firm.

•                                          Review the internal reports prepared by management and the independent registered public accounting firm of significant financial reporting issues and judgments made in connection with the preparation of the Company’s audited financial statements.

•                                          Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.

•                                          Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•                                          Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

With respect to Quarterly Financial Statements:

•                                          Review with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to their public release and the filing of its Form 10-Q.  The review may be conducted through the Chairperson of the Committee.

G.                                    Internal Controls.  The Committee shall evaluate and report to the Board regarding the adequacy of the Company’s financial controls.  In particular, the Committee shall:

•                                          In consultation with the independent registered public accounting firm, review the integrity of the Company’s financial reporting processes, both internal and external.

•                                          Establish regular and separate systems of reporting to the Committee by each of management and the independent registered public accounting firm regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•                                          Following completion of the annual audit, review separately with each of management and the independent registered public accounting firm any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

•                                          Review any significant disagreement among management and the independent registered public accounting firm in connection with the preparation of the financial statements.

•                                          Ensure that the independent registered public accounting firm is aware that the Committee is to be informed of all control problems identified.

•                                          Consider and recommend to the Board to approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent registered public accounting firm and management.

•                                          Review with the independent registered public accounting firm and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.  (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

•                                          Receive periodic updates from management, legal counsel and the independent registered public accounting firm concerning financial compliance.

•                                          Review with the Company’s legal counsel such legal matters that may have a material impact on the financial statements.

H.                                    Relationship with Independent Registered Public Accounting Firm.  The Committee shall:

•                                          Interview, evaluate and make decisions for the Company with respect to the retention of, or replacement of, the independent registered public accounting firm,

considering its independence and effectiveness, and approve the fees and other compensation to be paid to the independent registered public accounting firm.

•                                          Ensure receipt from the independent registered public accounting firm of a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, consistent with Independence Standards Board Standard I.

•                                          Actively engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.

•                                          Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent registered public accounting firm.

•                                          Regularly consult with the independent registered public accounting firm out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

II.                                   Membership Requirements.

•                                          The Committee shall consist of at least three directors chosen by the Board.

•                                          Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.

•                                          At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.

•                                          All Committee members shall be independent directors (as defined in Rule 4200(a)(15) of the Nasdaq Stock Market and in Rule 10A-3(b)(1) (subject to the exemptions thereunder) pursuant to the Securities Exchange Act of 1934, as amended) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

III.                               Structure.

•                                          Unless appointed by the Board, the Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

•                                          The Committee Chairperson shall review and approve an agenda in advance of each meeting.

•                                          The Committee shall meet at least twice annually, or more frequently as circumstances dictate.

•                                          The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee in accordance with Section I(D) above.

•                                          The Committee may request any officer or employee of the Company, the Company’s outside counsel or the independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm.  Except as otherwise provided in this Charter, it is also not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent registered public accounting firm or to assure compliance with laws and regulations and the Company’s corporate policies.